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                          Exhibit 21.1

                  Subsidiaries of the Registrant

                                                           State of
Company                                                  Organization
-------                                                  ------------
Enterbank Holdings, Inc.                                 Delaware

   Enterprise Bank                                       Missouri

   Charford, Inc.                                        Missouri

   Enterprise Premium Finance Corp.                      Missouri

   Enterprise Merchant Banc, Inc.                        Missouri

   Enterprise Capital Management, Inc.                   Missouri